Exhibit 10.6

                   MANAGEMENT SERVICES AGREEMENT

     THIS MANAGEMENT SERVICES AGREEMENT is made as of the 1st day of January, 1995 by and between Management Providers, Inc. (the "Manager"), Southeastern Public Service Company ("SEPSCO"), Gilbert L. Bieger ("Bieger") and Marco A. Rojas ("Rojas").

     WHEREAS, SEPSCO desires to wind-down its operations, sell its remaining assets and finalize certain items with regard to various former business operations; and

     WHEREAS, SEPSCO desires Manager to manage the performance of such tasks in connection with the wind-down of its operations, on such terms and subject to the conditions set forth herein; and

     WHEREAS, Manager is willing to manage the performance of such tasks, on such terms and subject to the conditions set forth herein.

     NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Manager and SEPSCO hereby agree as follows:

     1. Appointment of Manager; Ratification of Prior Acts. Subject to the provisions hereof, SEPSCO hereby appoints Manager to manage the services specified in Section 2 hereof for the Term (as hereinafter defined) of this Agreement. Subject to the provisions set forth below, Manager accepts such appointment for the Term of this Agreement. SEPSCO ratifies and accepts all acts taken by Manager or by the principals of the Manager in performance of the wind down effort of SEPSCO through and including the date on which this Agreement is signed.

     2. Duties of Manager. Subject to Section 6 hereof, Manager agrees to manage the wind-down effort of SEPSCO for the Term of this Agreement, in accordance with applicable laws and regulations and good business practice as provided herein. Manager agrees to manage the performance by SEPSCO employees of the following tasks:

          a.   Corporate Accounting Support and Administration.


               (1) Maintain and deliver, upon the request of SEPSCO, all information relating to SEPSCO's business activity necessary for (a) the preparation of all returns, reports, notices and applications made by SEPSCO or Triarc Companies, Inc. ("Triarc") in connection with filings for federal, state, or local taxes, (b) the preparation of all filings with the Securities and Exchange Commission made by SEPSCO or Triarc, and (c) proper and customary financial accounting;

               (2) Maintain the general ledgers for SEPSCO and its subsidiaries and SEPSCO's sub-consolidation, including, without limitation, monthly closing and input for Triarc's and SEPSCO's micro-control consolidation;

               (3) Help to obtain and maintain all licenses, permits, authorizations and certificates, and help to make all filings, reports or payments required under applicable rules and regulations of any governmental department, bureau, or agency in connection with the current or former business of SEPSCO;

               (4) Facilitate and process SEPSCO's payment of necessary and customary corporate and Houston Oil & Gas expenses such as salaries, benefits, audit fees, consulting fees, rent, legal services, costs associated with environmental remediation and other miscellaneous costs, including, but not limited to, processing payroll and making appropriate payroll tax filings, reviewing and approving invoices and issuing SEPSCO's checks for such costs and expenses;

               (5) Prepare and deliver all W-2 and 1099 tax forms required for the current and former and current employees of SEPSCO;

               (6)  Process COBRA benefit and 401(k) plan
          distributions paperwork for all eligible former employees of SEPSCO;

               (7) Monitor (a) payments due on the note issued in connection with the sale of the San Martin facility and report any defaults in payment to SEPSCO, (b) payments, if any from Construction Companies in connection with sale and collection of receivables,
          (c) payments due on note made by Ice Companies in connection with the sale of such business and report any defaults in payment to SEPSCO and (d) releases of up to Seven Hundred and Fifty Thousand ($750,000) from the escrow established in connection with the sale of the oil and gas business;

               (8) Assist and provide information for use in processing claims, if any, against Construction
          Companies;

               (9) Assist in locating and providing information regarding former or current employees or tax issues;

               (10) Provision of information requested by SEPSCO or Triarc to Triarc's tax personnel;

               (11) Provide information needed for settlement of remaining payments or credits under the terms of purchase agreements for the ice business, the cold storage business and oil & gas businesses (including Houston Oil & Gas); and

               (12) In general, perform other administrative services as are necessary or appropriate to the conduct of the business and affairs of SEPSCO.

          b.   Management of Remediation Plan.

               (1)  Coordinate all remediation efforts for
          properties formerly used in the ice, cold storage and propane businesses (including all currently idle properties), including, but not limited to, obtaining permits, negotiating and entering into contracts for clean up and testing services and equipment, contacting governmental entities, as needed and responding to communications from governmental entities; and

               (2) Account for, bill and collect funds for such cleanup activities that are due to SEPSCO under agreements between SEPSCO and purchasers of ice and cold storage businesses.

          c. Sale of Idle Facilities. Take all steps required to prepare for the sale of all idle property held by SEPSCO (currently 22 properties), including, but not limited to, marketing the properties, contracting with agents or brokers for the sale of the properties, contracting for surveys, title insurance and environmental studies and remediation and negotiating and drafting sales contracts.

          d.   Follow-up to Sales of Former Businesses.

               (1) Coordinate remaining obligations of SEPSCO under agreements for the sale of the former businesses of SEPSCO, including, but not limited to, obtaining and delivery of titles for vehicles and equipment sold under agreements;

               (2) Contact personnel running former businesses of SEPSCO, the buyers and other persons as required to obtain documentation necessary to release collateral under performance bond program;

               (3)  Coordinate implementation of agreement
          between SEPSCO and Southwestern Ice under which Phoenix 43 plant is sold to SEPSCO in exchange for the sale to Southwestern Ice of the Marathon and Hollywood, Florida plants and the Phoenix 43 plant is leased to Southwestern Ice;

               (4)  Monitor sales by Southwestern Ice of
          Florida, and others to third parties to and take all other steps necessary to protect SEPSCO's security interest or the perfection of that security interest in collateral; and

               (5)  Finalize settlement of all issues with
          Wright & Lopez including, but not limited to, payment for outstanding insurance invoice, payment for 1.25 times book value and delivery of vehicle and equipment titles and UCC-3's.

          e. Sale of Houston Oil & Gas. Assist in negotiation and sale of Houston Oil & Gas business to management, including, but not limited to, provision of factual information for inclusion in the sale contract.

          f.   Litigation Assistance.

               (1) Initiate, defend, prosecute, manage, pay, extend, renew, modify, adjust, submit to arbitration, confess or compromise any obligation, suit, liability, cause of action, or claim, including, but not limited to, taxes and environmental liabilities, either in favor of or against SEPSCO, all as directed by SEPSCO;

               (2)  Monitor the Columbia Gas litigation and
          settlement; and

               (3)  Contact former employees and locate
          corporate documents necessary to support pending and future litigation.

          g.   Employee Supervision.

               (1) In consultation with SEPSCO, supervise all Employees (as that term is hereinafter defined), assist in maintaining or preparing all necessary employee-related information and reports, negotiate any employment or severance agreements, and advise SEPSCO on discipline, scheduling and all other material matters relating to employment; and

               (2) Provide information to SEPSCO necessary for its administration and continuation of health, life, and other insurance and benefits plans.

          h.   Facilities.

               (1) Maintain the real and personal property of SEPSCO, including, but not limited to, taking such action as is necessary to keep all buildings, fixtures, equipment, documents and other property in safe working order;

               (2)  Negotiate an extension of the lease for
          approximately fifty-five percent (55%) of the property currently rented by SEPSCO at 2001 N.W. 107th Ave., Miami, Florida ("Headquarters") on terms acceptable to SEPSCO; and

               (3) Prepare any formerly rented space at the Headquarters for return to the landlord, including, but not limited to, cleaning and restoring the space and disposing of (by sale or otherwise) the computer equipment and other furniture and fixtures in computer room space.

          i.   Shutdown of Headquarters.

               (1) At a time mutually agreed upon by Manager and SEPSCO, dispose of all personal property, other than one Xerox 5365 machine and one fax machine, but including, but not limited to, all other office equipment, furniture, supplies and fixtures owned by SEPSCO and located at the Headquarters. In the reasonable discretion of the Manager, such disposal may be made by private sale, public sale or auction; and

               (2) Coordinate transfer of all accounting and administrative records to SEPSCO's designees on or about the end of the Term.

          j. Other Tasks. Subject to the availability of SEPSCO employees, any other reasonable tasks designated by SEPSCO necessary to wind down the business of SEPSCO.

     3. Manner of Performance. Manager and SEPSCO agree that the duty to manage the tasks set forth in Section 2 shall be performed, or caused to be performed, in the following manner and subject to the following conditions:

          a. Manager agrees that it will use diligence to promptly complete the tasks set out in Section 2;

          b. Manager agrees that it will use all commercially reasonable means to have the tasks set out in Section 2 completed by December 31, 1995. Notwithstanding such efforts by Manager, the parties acknowledge that, based on the best information available at the time of execution of this Agreement, those tasks set out in Schedule 1 hereto may not be completed by December 31, 1995. In the event that Manager becomes aware of any additional task that may not be completed by December 31, 1995, such task shall be added to Schedule 1 upon written notice by Manager within ten (10) business days after Manager first becomes aware of that such task will not be completed. Unless this Agreement is otherwise extended, SEPSCO agrees that Manager shall not have any responsibility for completing any task which remains uncompleted by December 31, 1995;

          c. Manager and SEPSCO agree that, notwithstanding the fact that any task remains incomplete at the expiration of the Term, Manager shall not have any obligation to provide management services to SEPSCO at anytime after the expiration of the Term hereof;

          d. Manager shall provide to SEPSCO oral reports no less frequently than on a monthly basis and written reports no less frequently than on a quarterly basis detailing the tasks completed and the status of the remaining tasks;

          e. Manager shall get the oral or written consent of SEPSCO before taking any action, or causing any action to be taken, that involves an amount equal to or in excess of Ten Thousand Dollars ($10,000); and

          f. Manager and SEPSCO acknowledge that the tasks hereunder shall be performed by SEPSCO employees under the supervision of the Manager. Manager agrees to inform SEPSCO promptly of any information that it receives concerning the termination or separation of a SEPSCO employee. In the event that any SEPSCO employee who is providing services hereunder is no longer employed by SEPSCO and is not promptly replaced by an employee who possesses in the Manager's reasonable discretion comparable skills and experience, Manager shall have no duty to perform or cause to be performed those tasks which were (a) formerly performed by that employee and (b) for which no other SEPSCO employee has the skills or available time to complete such tasks. Notwithstanding any such change in duties, Manager shall continue to enjoy all rights provided under this Agreement without interruption or reduction. After the termination of any SEPSCO employee providing services hereunder, Manager shall take all reasonable measures to promptly notify SEPSCO of those tasks hereunder which cannot be performed by the remaining SEPSCO employees.

     4. Term of Agreement. The term of this agreement shall begin on the date hereof and continue until December 31, 1995
(the "Term").

     5. Expenses of SEPSCO. SEPSCO and Manager specifically acknowledge and agree that the Manager, its agents or Employees (as hereinafter defined) will not incur any unreimbursed expenses in performing its services under this Agreement, and, to the extent that Manager does incur such expenses, SEPSCO shall reimburse Manager for those costs within thirty days of receiving proof of such costs and expenses. Such expenses shall include, but not be limited to, reasonable travel expenses and all other reasonable out of pocket costs or expenses incurred in connection with the Manager's duties hereunder, but shall not include the costs and expenses of regular, daily commuting to and from the Headquarters.

     6. Additional Consideration. The parties contemplate that the Principals (as hereinafter defined) will together spend no greater than 150 hours per month in performing the required services hereunder. In the event that the time required to perform such services over any three month rolling period beginning on January 1, 1995 exceeds such estimate by more than twenty five percent (25%) then the parties agree that the Manager will be entitled to additional consideration in a manner and amount to be agreed upon by the parties as determined in good-faith negotiations. In the event that Manager is entitled to additional compensation under this Section, time logs of the Manager will be conclusive evidence of the time spent hereunder, absent demonstrable error.

     7.   Use of Space at Headquarters.

          a. Use of Space. In consideration for the services provided by Manager hereunder, SEPSCO agrees to provide the use of the Headquarters to Manager and National Cold Storage, Inc., the parent corporation of Manager, on a rent-free basis during the term of this Agreement. Such use shall include, but not be limited to, the use of the mail, telephone, copier, courier and all other office support services.

          b. Value. The parties acknowledge that the value of this rent-free right to use the Headquarters for the term hereof is Twenty Five Thousand ($25,000) of which Three Thousand ($3,000) is the value of the utilities and office support services.

          c. Extension and Maintenance of Lease. The parties acknowledge that, in connection with an extension of its lease for the Headquarters during the Term hereof, SEPSCO intends to reduce the amount of space leased to approximately fifty-five percent (55%) of the space leased as of the date hereof. In all aspects other than such reduction and the resulting reduction in rent payments, SEPSCO agrees to make all reasonable efforts to keep its lease in full force and effect as such exists on the date hereof during the Term of this Agreement.

          d. Indemnity. The Manager, on behalf of itself, its parent and its affiliates, shall indemnify and hold SEPSCO harmless for damage (other than ordinary wear and tear) which is caused by Manager, its parent or its affiliates to the Headquarters. The Principals hereby guaranty such indemnity of the Manager to the extent that any damage is caused by the willful misconduct of the Principals, provided however, that the Principals shall not be liable for any amount in excess of Ten Thousand Dollars ($10,000).

     8.   Employees.

          a. Status of SEPSCO Employees. During the Term of the Agreement, SEPSCO will pay the salaries and benefits of the following employees operating in the wind-down of SEPSCO (the "Employees"): Peter Nyhart, Doug Schneeberger, Mavis Williams, Chris Swanson, Patricia Capina, Rosemarie Hackett (through June 30, 1995), Kenneth Mitchell (though February 28, 1995) and Henry Kiers (through March 31,
     1995). Such Employees will remain the employees of SEPSCO until such time as SEPSCO shall deem otherwise.

          b. Employee Salary and Benefits. Each Employee will, during the Term hereof, be paid a salary by SEPSCO in an amount equal to the rate paid to each Employee as of December 31, 1994 plus individual increases as shown on Exhibit A hereto. In addition, SEPSCO shall make all reasonable efforts to ensure that each Employee shall receive the same benefits from SEPSCO as in existence as of December 31, 1994.

          c. Accrued Vacation. In February, 1995, SEPSCO will pay to each Employee the value of unutilized, accrued vacation as of December 31, 1994, as listed on Exhibit B to the Employees.

          d. Independent Contractors. SEPSCO acknowledges that the services of independent contractors are necessary to complete certain of the tasks specified herein. SEPSCO agrees that, at the request of Manager, it will directly engage such independent contractors. SEPSCO further agrees that, subject to Section 3(d) above, upon confirmation by Manager that adequate services were rendered by such independent contractor, SEPSCO will pay directly to such independent contractor for the tasks performed by such independent contractor; provided that, under no circumstances shall Manager be responsible for the payment of any compensation of the independent contractors.

          e.   Severance Packages.  On or before January 31,
     1995, SEPSCO agrees to enter into severance agreements substantially in the form of Exhibit C with the Employees specified in such Exhibit.

     9. Power of Attorney. SEPSCO hereby appoints Manager together with its officers, employees, directors and agents as its attorney solely for the purpose of executing in the name of SEPSCO any contract or document necessary to carry out any of the tasks designated herein.

     10. Indemnification. SEPSCO agrees to indemnify, defend and hold Manager, its officers, directors, employees and agents harmless against any losses, damages and expenses suffered by SEPSCO or Manager and resulting from any action by Manager, its officers, directors, employees and agents under this Agreement unless such action was the result of gross negligence or willful misconduct on the part of Manager, its officers, directors, employees and agents. Manager agrees to indemnify, defend and hold SEPSCO, its officers, directors, employees and agents harmless against any losses, damages and expenses suffered by SEPSCO and resulting from any action by Manager, its officers, directors, employees and agents under this Agreement resulting from the gross negligence or willful misconduct on the part of Manager, its officers, directors, employees and agents. This Section shall survive the termination of this Agreement.

     11. Cooperation During Term of Agreement. SEPSCO agrees to fully cooperate with Manager during the Term of this Agreement in matters relating to Manager's performance of the tasks set forth herein. Such cooperation shall include, but shall not be limited to, exercise of additional power of attorney documents as required.

     12. Ownership of Manager. Manager acknowledges that its principals are Bieger and Rojas, each of whom is actively involved in the management of Manager (each a "Principal"). Manager agrees that it shall not be managed by any person or entity other than a Principal, and will promptly notify SEPSCO in the event that one of the Principals is no longer actively involved in the management of Manager. Management acknowledges that it intends to use the Principals to carry out the services to be provided by the Manager.

     13.  Miscellaneous.

          a. Relationship of the Parties. The parties acknowledge that the relationship created by this Agreement is one of principal and independent contractor.

          b. Governing Law. This Agreement shall be governed by the laws of the State of New York, without regard for the conflict of laws provisions thereof.

          c. Severability. If any term or provision of this Agreement shall be deemed unenforceable or illegal by any court of competent jurisdiction, this Agreement shall not be deemed to be void or terminated thereby, but shall be interpreted and enforced as if such unenforceable or illegal term or provision had never been included herein.

          d. Notices. Any notice required or permitted under this Agreement shall be deemed to have been effectively made or given if in writing and personally delivered, mailed properly addressed in a sealed envelope, postage prepaid by certified or registered mail, delivered by a reputable overnight delivery service or sent by facsimile. Unless otherwise changed by notice, notice shall be properly addressed to the Manager if addressed to:

                    Management Providers, Inc.
                    c/o National Cold Storage, Inc.
                    2001 N.W. 107th Avenue
                    Miami, Florida  33172
                    Attn:  Gilbert L. Bieger/Marco A. Rojas
                    Fax No.:  (305) 593-5702

     and properly addressed to SEPSCO if addressed to:

                    Southeastern Public Service Company
                    c/o Triarc Companies, Inc.
                    900 Third Avenue
                    New York, New York  10022
                    Attn:  Eric D. Kogan
                    Fax No.:  (212) 230-3216


     with a copy to:

                    General Counsel
                    Triarc Companies, Inc.
                    900 Third Avenue
                    New York, New York 10022
                    Fax No.:  (212) 230-3216

          e. Integration Clause. This Agreement constitutes the entire agreement, and supersedes all prior agreements, of the parties hereto relating to the subject matter hereof, and there are no written or oral terms or representations made by either party other than those contained herein.

          f. Assignment. This Agreement may not be assigned by Manager except to an affiliate of Manager, which is managed and controlled by a Principal, without the prior written consent of SEPSCO.

          g. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which shall constitute one and the same instrument.

          h. Amendment in Writing. This Agreement shall only be amended by a written document signed by the parties hereto.

     IN WITNESS WHEREOF, the parties hereto have entered this Management Services Agreement as of the date and year first set forth above.

               MANAGEMENT PROVIDERS, INC.


                        Marco A. Rojas
               By:      Marco A. Rojas
               Its:     Executive Vice President and CFO


               SOUTHEASTERN PUBLIC SERVICE COMPANY


                        Eric D. Kogan
               By:      Eric D. Kogan
               Its:     Vice President - Corporate Development


                         As to Section 7(d) only:


                               Gilbert L. Bieger
                              GILBERT L. BIEGER


                              As to Section 7(d) only:


                               Marco A. Rojas
                              MARCO A. ROJAS

State of     Florida              )
                                  ) ss.
County of     Dade                )


     The foregoing instrument was acknowledged before me this 29th day of March 1995, by Marco A. Rojas, the Executive Vice
President & CFO of Management Providers, Inc., a corporation.

     My notarial commission expires 6/22/97.

                         Witness my hand and official seal,


                              Patricia P. Capina
                              Notary Public


State of  New York            )
                              )    ss.
County of  New York           )


     The foregoing instrument was acknowledged before me this 29th day of March 1995, by Eric D. Kogan, the Vice President of Southeastern Public Service Company, a corporation.

     My notarial commission expires 2/2/97.

                         Witness my hand and official seal,



                              Mary C. Wade
                              Notary Public